UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report March 12, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On March 11, 2014, the Board of Directors of iMedicor, Inc. (the “Company”) announced that it had appointed Don Douglas to the position of Chief Operating Officer and as a member of the executive management team of the Company.  Mr. Douglas was also appointed to the position of Corporate Secretary. He has previously held the title of Senior Vice President of operations.

Mr. Douglas is an established 20-year professional with a focus in Operations and Administration. After serving in the United States Navy, Mr. Douglas began his career with Pitney Bowes. In 1996, he joined Axsa Document Solutions which was an Inc. 500 “fastest growing company.” During his 15-year tenure, Mr. Douglas was promoted to various positions and managed many departments including Customer Service, Training, Operations and Administration. Mr. Douglas’s last position held at Axsa was Vice President of Administration.

Item 9.01, Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Appointment of Don Douglas to Position of Chief Operating Officer and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMedicor, Inc.
(Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

Dated: March 12, 2014